Ingersoll Rand Reports Record Fourth Quarter and Full-Year 2024 Results
Delivered double-digit Adjusted EPS growth in 2024; Well-positioned for strong operational performance in 2025
Fourth Quarter 2024 Highlights
(All comparisons against the fourth quarter of 2023 unless otherwise noted)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Reported orders of $1,800 million, up 8%
•Reported revenues of $1,899 million, up 4%
•Reported net income attributable to Ingersoll Rand Inc. of $230 million, or earnings of $0.57 per share
◦Adjusted net income1 of $344 million, or $0.84 per share
•Adjusted EBITDA1 of $532 million, up 6%, with a margin of 28.0%, up 50 basis points year-over-year, and incremental margin of 41%
•Reported operating cash flow of $526 million and free cash flow1 of $491 million
◦Free cash flow margin1 of 26%
•Liquidity of $4.1 billion as of December 31, 2024, including $1.5 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities
Full-Year 2024 Highlights
(All comparisons against 2023 unless otherwise noted)
•Reported orders of $7,106 million, up 4%
•Reported revenues of $7,235 million, up 5%
•Reported net income attributable to Ingersoll Rand Inc. of $839 million, or earnings of $2.06 per share
◦Adjusted net income1 of $1,349 million, or $3.29 per share, up 11%
•Adjusted EBITDA1 of $2,018 million, up 13%, with a margin of 27.9%, up 190 basis points year-over-year, and incremental margin of 64%
•Reported operating cash flow of $1,397 million and free cash flow1 of $1,248 million
◦Free cash flow margin1 of 17%
•Returned $293 million of value to shareholders through share repurchases and dividends
2025 Guidance
•Expect full-year 2025 revenue growth of 3% to 5% and Adjusted EBITDA1 of $2,130 to $2,190 million, up 6% to 9% over prior year
•2025 Adjusted EPS1 expected to be in a range of $3.38 to $3.50, up 3% to 6% over prior year

DAVIDSON, N.C. – February 13, 2025 – Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life sciences and industrial solutions, reported record results for both the fourth quarter and the full-year 2024.

“I am proud of our global team’s strong execution and performance, driven by IRX, as we delivered double-digit earnings growth and strong free cash flow margin in 2024,” said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. “We also significantly outpaced our inorganic growth commitments last year and are poised for another strong year of M&A
1 Non-GAAP measure (definitions and/or reconciliations in tables below).

activity in 2025. In what continues to be a dynamic global market environment, we remain nimble and focused as we continue to deliver financial durability by meeting our long-term commitments.”
Fourth Quarter 2024 Segment Review
(All comparisons against the fourth quarter of 2023 unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): Broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Reported Orders of $1,422 million, up 3%, or flat organic
•Reported Revenues of $1,511 million, flat, or down 2% organic2
•Reported Segment Adjusted EBITDA of $458 million, up 1%
•Reported Segment Adjusted EBITDA Margin of 30.3%, up 30 basis points
•The fourth quarter saw solid Adjusted EBITDA margin improvement year-over-year on top of record-level margin in the fourth quarter of the prior year. In addition, for the full-year Adjusted EBITDA margin finished at a record level of 30.2%. For the fourth quarter, orders grew low-single-digits organically excluding the impact of the Power Tools and Lifting business and China.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air, and powder handling technologies for life sciences and industrial applications as well as aerospace and defense applications
•Reported Orders of $378 million, up 29%, or down 1% organic
•Reported Revenues of $388 million, up 24%, or down 5% organic2
•Reported Segment Adjusted EBITDA of $107 million, up 14%
•Reported Segment Adjusted EBITDA Margin of 27.6%, down 250 basis points
•Orders and revenue both finished relatively flat sequentially. Excluding the impact of China, the segment saw organic order growth year over year in the low-single-digits. The decline in the fourth quarter Adjusted EBITDA margin was largely driven by lower volumes in the ILC Dover Aerospace and Defense business and organic volume declines primarily driven by China.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $4.1 billion. On a reported basis, the Company generated $526 million of cash flow from operating activities and invested $35 million in capital expenditures, resulting in free cash flow2 of $491 million, compared to cash flow from operating activities of $581 million and free cash flow2 of $552 million in the prior year period. Net debt to Adjusted EBITDA2 leverage was 1.6x for the fourth quarter, which was an increase of 1.0x as compared to the prior year driven by the acquisition of ILC Dover, which took place in the second quarter of 2024.

Consistent with our comprehensive capital allocation strategy led by M&A, in the fourth quarter Ingersoll Rand deployed $200 million to M&A. The Company also returned $71 million to shareholders through $63 million in share repurchases and $8 million through its quarterly dividend payment in the fourth quarter.

Since December 2024, Ingersoll Rand also closed on the following acquisitions:
•SSI Aeration, a leading global manufacturer in the design and manufacturing of wastewater treatment plant equipment.
•Excelsior Blower Systems, a key provider and packager of blower technology.
•Toshniwal Industries Pvt. Ltd., a leading manufacturer of vacuum pumps and vacuum systems.
2 Non-GAAP measure (definitions and/or reconciliations in tables below).

2025 Guidance2,3,4,5
Ingersoll Rand is establishing its full-year 2025 guidance.

Key Metrics
Revenue - Total Ingersoll Rand[3]	3-5%
Ingersoll Rand (Organic)[2]	1-3%
Industrial Technologies & Services (Organic)	1-3%
Precision & Science Technologies (Organic)	1-3%
FX Impact[4]	(~2%)
M&A5	~$300M / ~4%
Corporate Costs	(~$165M)
Adjusted EBITDA[2]	$2,130M - $2,190M (+6% - +9%)
Adjusted EPS[2]	$3.38 - $3.50 (+3% - +6%)
Full-year 2025 phasing assumptions:
•Total revenue growth of 3-5% expected in both the first and second half of the year.
•Phasing of revenue and Adjusted EBITDA consistent with prior years.
•FX, based on December 2024 year-end rates, is expected to impact revenue in both the first and second half of the year consistently.
•Revenue from completed M&A is expected to be realized primarily in the first half of the year.
•Corporate costs are expected to be incurred relatively evenly throughout the year.
•Adjusted EPS phasing is consistent with the Adjusted EBITDA phasing.

Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers.
3 All revenue outlook commentary expressed in percentages and based on growth as compared to 2024.
4 Based on December 2024 FX rates; does not include the impact of FX on M&A.
5 Reflects all completed and closed M&A as of February 12, 2025.

For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the fourth quarter and full year results on Friday, February 14, 2025 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”) regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to geopolitical tensions, natural disaster, catastrophe, global pandemics, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life sciences and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Free Cash Flow,” and “Free Cash Flow Margin.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers.

For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2024	2023	2024	2023
Revenues	$1,898.6	$1,821.4	$7,235.0	$6,876.1
Cost of sales	1,083.2	1,040.2	4,065.0	3,993.9
Gross Profit	815.4	781.2	3,170.0	2,882.2
Selling and administrative expenses	331.7	330.8	1,344.4	1,272.7
Amortization of intangible assets	95.2	93.2	373.0	367.5
Impairment of other intangible assets	13.9	—	13.9	—
Other operating expense, net	(4.2)	24.0	138.6	77.7
Operating Income	378.8	333.2	1,300.1	1,164.3
Interest expense	61.8	37.4	213.2	156.7
Loss on extinguishment of debt	—	—	3.0	13.5
Other income, net	(8.1)	(11.6)	(48.9)	(37.0)
Income Before Income Taxes	325.1	307.4	1,132.8	1,031.1
Provision for income taxes	88.2	71.1	262.5	240.0
Loss on equity method investments	(5.0)	(4.8)	(24.0)	(6.0)
Net Income	231.9	231.5	846.3	785.1
Less: Net income attributable to noncontrolling interests	2.1	1.7	7.7	6.4
Net Income Attributable to Ingersoll Rand Inc.	$229.8	$229.8	$838.6	$778.7

Basic earnings per share	0.57	0.57	2.08	1.92
Diluted earnings per share	0.57	0.56	2.06	1.90

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,541.2	$1,595.5
Accounts receivable, net of allowance for credit losses of $57.3 and $53.8, respectively	1,335.4	1,234.2
Inventories	1,055.0	1,001.1
Other current assets	231.9	219.6
Total current assets	4,163.5	4,050.4
Property, plant and equipment, net of accumulated depreciation of $567.5 and $500.8, respectively	842.1	711.4
Goodwill	8,148.1	6,609.7
Other intangible assets, net	4,372.8	3,611.1
Deferred tax assets	26.1	31.5
Other assets	457.2	549.4
Total assets	$18,009.8	$15,563.5
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$3.1	$30.6
Accounts payable	843.6	801.2
Accrued liabilities	972.2	995.5
Total current liabilities	1,818.9	1,827.3
Long-term debt, less current maturities	4,754.4	2,693.0
Pensions and other postretirement benefits	139.3	150.0
Deferred income tax liabilities	757.6	612.6
Other liabilities	294.3	433.9
Total liabilities	$7,764.5	$5,716.8
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 430,745,964 and 428,589,061 shares issued as of December 31, 2024 and 2023, respectively	4.3	4.3
Capital in excess of par value	9,633.6	9,550.8
Retained earnings	2,503.5	1,697.2
Accumulated other comprehensive loss	(468.5)	(227.6)
Treasury stock at cost; 27,865,885 and 25,241,667 shares as of December 31, 2024 and 2023, respectively	(1,493.9)	(1,240.9)
Total Ingersoll Rand stockholders’ equity	$10,179.0	$9,783.8
Noncontrolling interests	66.3	62.9
Total stockholders’ equity	$10,245.3	$9,846.7
Total liabilities and stockholders’ equity	$18,009.8	$15,563.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Month Period Ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$846.3	$785.1
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	373.0	367.5
Depreciation	109.0	91.6
Impairment of intangible assets	13.9	—
Non-cash restructuring charges	1.6	2.7
Stock-based compensation expense	58.8	51.9
Loss (income) on equity method investments	24.0	6.0
Foreign currency transaction losses, net	3.2	5.1
Non-cash adjustments to carrying value of LIFO inventories	6.7	12.0
Loss on extinguishment of debt	3.0	13.5
Loss on sale of asbestos-related assets and liabilities	33.7	—
Deferred income taxes	(33.1)	(76.9)
Other non-cash adjustments	7.7	8.3
Changes in assets and liabilities:
Receivables	(45.1)	(48.6)
Inventories	39.8	117.3
Accounts payable	13.3	(23.9)
Accrued liabilities	(34.5)	94.8
Other assets and liabilities, net	(24.6)	(29.0)
Net cash provided by operating activities	1,396.7	1,377.4
Cash Flows From Investing Activities:
Capital expenditures	(149.1)	(105.4)
Net cash paid in acquisitions	(2,958.7)	(963.0)
Disposals of property, plant and equipment	6.1	7.6
Other investing	(6.0)	0.3
Net cash used in investing activities	(3,107.7)	(1,060.5)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(1,242.7)	(1,518.0)
Proceeds from long-term debt	3,296.9	1,490.4
Purchases of treasury stock	(260.7)	(263.0)
Cash dividends on common stock	(32.3)	(32.4)
Proceeds from stock option exercises	32.2	30.3
Payments to settle cross-currency swaps	(19.9)	—
Payments of deferred and contingent acquisition consideration	(23.4)	(17.5)
Payments of debt issuance costs	(32.3)	(18.5)
Other financing	(10.3)	(8.8)
Net cash provided by (used in) financing activities	1,707.5	(337.5)
Effect of exchange rate changes on cash and cash equivalents	(50.8)	3.1
Net decrease in cash and cash equivalents	(54.3)	(17.5)
Cash and cash equivalents, beginning of year	1,595.5	1,613.0
Cash and cash equivalents, end of year	$1,541.2	$1,595.5

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$1,898.6	$1,821.4	$7,235.0	$6,876.1
Adjusted EBITDA	$532.3	$500.5	$2,018.1	$1,786.8
Adjusted EBITDA Margin	28.0%	27.5%	27.9%	26.0%
Free Cash Flow	$490.9	$551.8	$1,247.6	$1,272.0
Free Cash Flow Margin	25.9%	30.3%	17.2%	18.5%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME ATTRIBUTABLE TO
INGERSOLL RAND INC. and ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Income	$231.9	$231.5	$846.3	$785.1
Plus:
Provision for income taxes	88.2	71.1	262.5	240.0
Amortization of acquisition related intangible assets	93.0	90.8	364.3	357.5
Impairment of intangible assets	13.9	—	13.9	—
Restructuring and related business transformation costs	8.0	10.5	32.3	22.9
Acquisition and other transaction related expenses and non-cash charges	0.3	17.3	59.8	63.9
Stock-based compensation	15.2	16.7	58.8	51.9
Foreign currency transaction losses (gains), net	(6.0)	4.1	3.2	5.1
Loss on equity method investments	5.0	4.8	24.0	6.0
Loss on extinguishment of debt	—	—	3.0	13.5
Adjustments to LIFO inventories	(0.5)	(2.0)	6.7	12.0
Cybersecurity incident costs	—	—	0.5	2.3
Loss on asbestos sale	—	—	58.8	—
Other adjustments	(0.6)	2.5	0.4	0.8
Minus:
Income tax provision, as adjusted	104.8	92.7	385.2	345.2
Adjusted Net Income	343.6	354.6	1,349.3	1,215.8
Less: Net income attributable to noncontrolling interest	2.1	1.7	7.7	6.4
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$341.5	$352.9	$1,341.6	$1,209.4

Adjusted Basic Earnings Per Share[1]	$0.85	$0.87	$3.33	$2.99
Adjusted Diluted Earnings Per Share[2]	$0.84	$0.86	$3.29	$2.96

Average shares outstanding:
Basic, as reported	403.0	404.2	403.4	404.8
Diluted, as reported	406.6	408.2	407.2	409.0
Adjusted diluted[2]	406.6	408.2	407.2	409.0
1 Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2024	2023	2024	2023
Net Income	$231.9	$231.5	$846.3	$785.1
Plus:
Interest expense	61.8	37.4	213.2	156.7
Provision for income taxes	88.2	71.1	262.5	240.0
Depreciation expense	27.5	23.5	105.0	87.9
Amortization expense	95.2	93.2	373.0	367.5
Impairment of intangible assets	13.9	—	13.9	—
Restructuring and related business transformation costs	8.0	10.5	32.3	22.9
Acquisition and other transaction related expenses and non-cash charges	0.3	17.3	59.8	63.9
Stock-based compensation	15.2	16.7	58.8	51.9
Foreign currency transaction losses (gains), net	(6.0)	4.1	3.2	5.1
Loss on equity method investments	5.0	4.8	24.0	6.0
Loss on extinguishment of debt	—	—	3.0	13.5
Adjustments to LIFO inventories	(0.5)	(2.0)	6.7	12.0
Cybersecurity incident costs	—	—	0.5	2.3
Loss on asbestos sale	—	—	58.8	—
Interest income on cash and cash equivalents	(7.6)	(10.1)	(43.3)	(28.8)
Other adjustments	(0.6)	2.5	0.4	0.8
Adjusted EBITDA	$532.3	$500.5	$2,018.1	$1,786.8
Minus:
Interest expense	61.8	37.4	213.2	156.7
Income tax provision, as adjusted	104.8	92.7	385.2	345.2
Depreciation expense	27.5	23.5	105.0	87.9
Amortization of non-acquisition related intangible assets	2.2	2.4	8.7	10.0
Interest income on cash and cash equivalents	(7.6)	(10.1)	(43.3)	(28.8)
Adjusted Net Income	$343.6	$354.6	$1,349.3	$1,215.8

Free Cash Flow:
Cash flows from operating activities	526.2	581.4	1,396.7	1,377.4
Minus:
Capital expenditures	35.3	29.6	149.1	105.4
Free Cash Flow	$490.9	$551.8	$1,247.6	$1,272.0

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Orders
Industrial Technologies and Services	$1,422.2	$1,377.4	$5,706.6	$5,618.9
Precision and Science Technologies	377.8	293.0	1,398.9	1,203.5
Total Orders	$1,800.0	$1,670.4	$7,105.5	$6,822.4
Revenue
Industrial Technologies and Services	$1,511.0	$1,508.8	$5,818.1	$5,632.8
Precision and Science Technologies	387.6	312.6	1,416.9	1,243.3
Total Revenue	$1,898.6	$1,821.4	$7,235.0	$6,876.1
Segment Adjusted EBITDA
Industrial Technologies and Services	$457.6	$453.3	$1,754.8	$1,587.3
Precision and Science Technologies	106.8	94.1	418.8	372.8
Total Segment Adjusted EBITDA	$564.4	$547.4	$2,173.6	$1,960.1
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$32.1	$46.9	$155.5	$173.3
Interest expense	61.8	37.4	213.2	156.7
Depreciation and amortization expense	122.7	116.7	478.0	455.4
Impairment of intangible assets	13.9	—	13.9	—
Restructuring and related business transformation costs	8.0	10.5	32.3	22.9
Acquisition and other transaction related expenses and non-cash charges	0.3	17.3	59.8	63.9
Stock-based compensation	15.2	16.7	58.8	51.9
Foreign currency transaction losses (gains), net	(6.0)	4.1	3.2	5.1
Loss on extinguishment of debt	—	—	3.0	13.5
Adjustments to LIFO inventories	(0.5)	(2.0)	6.7	12.0
Cybersecurity incident costs	—	—	0.5	2.3
Loss on asbestos sale	—	—	58.8	—
Interest income on cash and cash equivalents	(7.6)	(10.1)	(43.3)	(28.8)
Other adjustments	(0.6)	2.5	0.4	0.8
Income Before Income Taxes	325.1	307.4	1,132.8	1,031.1
Provision for income taxes	88.2	71.1	262.5	240.0
Loss on equity method investments	(5.0)	(4.8)	(24.0)	(6.0)
Net Income	$231.9	$231.5	$846.3	$785.1

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH/(DECLINE) BY SEGMENT(1)

(Unaudited)	Three Month Period Ended December 31, 2024
	Orders	Revenue
Ingersoll Rand
Organic decline	(0.3%)	(2.8%)
Impact of foreign currency	(0.7%)	(0.8%)
Impact of acquisitions	8.8%	7.8%
Total adjusted orders and revenue growth	7.8%	4.2%

Industrial Technologies & Services
Organic decline	(0.2%)	(2.4%)
Impact of foreign currency	(0.8%)	(0.9%)
Impact of acquisitions	4.3%	3.4%
Total adjusted orders and revenue growth	3.3%	0.1%

Precision & Science Technologies
Organic decline	(0.5%)	(5.0%)
Impact of foreign currency	(0.5%)	(0.3%)
Impact of acquisitions	29.9%	29.3%
Total adjusted orders and revenue growth	28.9%	24.0%
(1)Organic revenue growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.